                                  PIPER & MARBURY
                             1100 CHARLES CENTER SOUTH
                              36 SOUTH CHARLES STREET
                             BALTIMORE, MARYLAND 21201
                                    301-539-2530
                              TELECOPIER 301-539-0489
                                 CABLE PIPERMAR BAL
                                    TELEX 908054
                                                    1200 NINETEENTH STREET, N.W.
                                                    WASHINGTON, D.C. 20036
                                                           202-861-3900
                                    MARCH 30, 1990



Dean Witter European Growth Fund Inc.
Two World Trade Center
New York, New York 10048

Dear Sirs:

     We have acted as Maryland counsel for Dean Witter European Growth Fund Inc. (the "Fund") in connection with its organization and, in that capacity, we have reviewed the charter and by-laws of the Fund, minutes of proceedings of the Board of Directors of the Fund concerning its organization and initial offering of shares of common stock, a good standing certificate dated a recent date and issued by the State Department of Assessments and Taxation of Maryland, certificates of officers of the Fund, the Fund's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on February 16, 1990, as amended on March 30, 1990, and such documents and matters of law as we have considered necessary for purposes of rendering the following opinions. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents furnished to us as originals, and the conformity with original documents of all documents submitted to us as copies. We also have relied upon the accuracy of all factual matters set forth in the certificates referred to above without independent verification.

     Based upon the foregoing, having due regard for such considerations as we deem relevant, and limited in all respects to applicable Maryland law (no opinion being expressed, however, regarding the Maryland Securities Act), we are of the opinion and advise you as follows:

     1. The Fund has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland, has made all filings required to

Dean Witter European Growth Fund Inc.
March 30, 1990
Page 2

be made in connection with the formation of corporations under the Maryland General Corporation law, and has the corporate power and authority to own its properties and conduct its business as described in the Registration Statement.

     2. As of the date hereof, the Fund has 200,000,000 shares of authorized common stock and 10,000 shares of issued and outstanding common stock; all of such outstanding shares have been duly authorized, and are validly issued, fully paid and non-assessable; the remaining shares of authorized common stock have been duly authorized for issuance by all necessary corporate action, and, upon issuance as contemplated by the Registration Statement against payment of the consideration therein described, such authorized shares will have been validly issued and will be fully paid and non-assessable.

     3. The statements under the captions "Additional Information" in the prospectus included in the Registration Statement and "Description of Common Stock" in the statement of additional information included in the Registration Statement, insofar as such statements constitute summaries of Maryland law or the charter and by-laws of the Fund, are true and accurate in all material respects.

     This opinion is furnished for the exclusive benefit of the Fund, and no other person is authorized to rely upon the Opinion without our consent; except that Sheldon Curtis, General Counsel of the Fund, is authorized to rely upon this opinion in rendering his opinion in connection with the organization and initial share offering of the Fund.

                                        Very truly yours,

                                        /s/ Piper & Marbury